ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), is made and entered into as of September 30, 2014 (the “Closing Date”) by and among Veritec, Inc., a Nevada corporation (“Purchaser”), on the one hand, and Tangible Payments, LLC, a Maryland limited liability company (“Seller”), Falcon Financial Industries, LLC a Maryland limited liability company (“Falcon”), the holder of all the issued and outstanding membership interests in Seller, and Timothy M. Spear, an individual and sole member and manager of Falcon (“Spear”), on the other hand. Capitalized terms not otherwise defined herein have the meanings set forth in Section 9.1.

RECITALS

WHEREAS, Seller is engaged in the business of developing online payment technology (the “Business”); and

WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Seller, substantially all of the assets of Seller relating to the operation of the Business, and in connection therewith, Purchaser has agreed to assume certain of the liabilities of Seller relating to the Business, all on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF ASSETS AND CLOSING

1.1. Purchase of Assets.

(a) Purchased Assets. Subject to the terms and conditions set forth in this Agreement, Seller will sell, transfer, convey, assign and deliver to Purchaser, and Purchaser will purchase at the Closing, free and clear of all Liens other than Permitted Liens, all of Seller’s right, title and interest in, to and under the following Assets and Properties of Seller as the same shall exist on the Closing Date (collectively, the “Purchased Assets”):

(i) Intellectual Property. All of the Company Owned Intellectual Property identified on Exhibit A (including Seller’s goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to such Company Owned Intellectual Property; and

(ii) Contracts. The Contracts listed on Exhibit B (the “Purchased Contracts”).

(b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the Purchased Assets shall exclude any assets of Seller not listed in Section 1.1 (the “Excluded Assets.”)

1.2. Liabilities.

(a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Purchased Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will assume and agree to pay, perform and discharge when due the following obligations of Seller, as the same shall exist on the Closing Date (the “Assumed Liabilities”), and no others:

(i) Obligations under Contracts. All obligations of Seller under the Purchased Contracts arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date; and

(iii) Obligations for Transfer Taxes. All obligations of Seller for Transfer Taxes.

1

(b) Excluded Liabilities. Except as specifically provided in Section 1.2(a), the Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of Seller (including, without limitation, Liabilities related to the Business) of any kind, character or description whatsoever (the “Excluded Liabilities”).

1.3. Purchase Price. As consideration for the Purchased Assets and for the covenant of Seller contained in Section 5.1, Purchaser agrees to issue to Seller or its designee(s) (i) 250,000 shares of restricted common stock of Purchaser (“Shares”) and to pay to Seller (ii) the Earnout Payment. For purposes of this Agreement, “Earnout Payment” means the sum of $155,000 which is payable on a monthly basis from the Net Profits commencing three (3) months after the Closing Date; provided however the balance of the Earnout Payment shall be payable in full at such time as Purchaser receives Equity Investments (in one or more tranches) aggregating $1.3 million.

1.4. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place contemporaneously and simultaneously upon the full execution and delivery of this Agreement as facilitated via a conference call among the parties hereto immediately followed by the electronic (i.e., email/PDF) or facsimile exchange of signatures to this Agreement and the other closing deliveries. To the extent permitted by Law and GAAP, for tax and accounting purposes, the parties will treat the Closing as being effective as of 11:59 p.m. E.S.T. on the Closing Date. At the Closing:

(a) Seller will deliver to Purchaser (i) the executed Bill of Sale substantially in the form of Exhibit C hereto, (ii) the executed Assignment and Assumption Agreement substantially in the form of Exhibit D hereto, (iii) a written consent of the sole Member of Seller approving the transactions contemplated by this Agreement, and (iv) such other good and sufficient instruments of conveyance, assignment and transfer, in form and substance reasonably acceptable to Purchaser’s counsel, as shall be effective to vest in Purchaser good title to the Assets, and

(b) Purchaser will deliver to Seller (i) the executed Bill of Sale substantially in the form of Exhibit C hereto, (ii) the executed Assignment and Assumption Agreement substantially in the form of Exhibit D hereto, (iii) resolutions of the Board of Directors of Purchaser approving to the transactions contemplated by this Agreement, (iv) such other good and sufficient instruments of assumption, in form and substance reasonably acceptable to Seller’s counsel, as shall be effective to cause Purchaser to assume the Assumed Liabilities as, and to the extent provided in, Section 1.2(a); and (v) a stock certificate for the Shares issued in the name of Falcon Financial Industries, LLC.

At the Closing, there shall also be delivered to Seller and Purchaser the certificates and other contracts, documents and instruments required to be delivered under Article VI.

1.5. Further Assurances; Post-Closing Cooperation.

(a) At any time or from time to time after the Closing, at Purchaser request and without further consideration, Seller shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser’s title to, all of the Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Assets and to assist Purchaser in exercising all rights with respect thereto, and otherwise to cause Seller to fulfill its obligations under this Agreement and the Transaction Documents.

(b) Effective on the Closing Date, Seller hereby constitutes and appoints Purchaser the true and lawful attorney of Seller, with full power of substitution, in the name of Seller or Purchaser, but on behalf of and for the benefit of Purchaser: (i) to demand and receive from time to time any and all the Purchased Assets and to make endorsements and give receipts and releases for and in respect of the same and any part thereof; and (ii) to institute, prosecute, compromise and settle any and all Actions or Proceedings that Purchaser may deem proper in order to assert or enforce any claim of Purchaser in or to the Purchased Assets;. Seller hereby acknowledges that the appointment hereby made and the powers hereby granted are coupled with an interest and are not and shall not be revocable by it in any manner or for any reason.

2

(c) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Purchased Assets in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnified Party or (v) in connection with any actual or threatened Action or Proceeding involving the party seeking access or the Purchased Assets. Further each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party has not agreed in writing to take possession thereof during the ten (10) Business Day period after such offer is made.

(d) If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Purchased Assets not referred to in paragraph (c) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient’s request, cost and expense.

1.6. Third-Party Consents. To the extent that any Purchased Contract is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller and Purchaser shall use their best efforts to obtain the consent of such other party to the assignment of any such Purchased Contract to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under the relevant Purchased Contract.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF SELLER, FALCON AND SPEAR

In order to induce Purchaser to enter into this Agreement, Seller, Falcon and Spear jointly and severally represent and warrant to Purchaser that the statements contained in this Article II are true, correct and complete as of the date hereof. Such representations and warranties are subject to the qualifications and exceptions set forth in the Disclosure Schedules delivered concurrently herewith.

2.1. Organization of Seller; No Subsidiaries. Seller is a limited liability company duly organized and validly existing under the Laws of the State of Maryland, and has full corporate power and authority to conduct the Business as to the extent now conducted and to own and use the Purchased Assets. The Company is not currently reflected as being in good standing with the State of Maryland due to the failure to timely file its Annual Report/Personal Property Return with the State of Maryland. Seller does not own any equity interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture, business trust or other entity, whether incorporated or not, that is engaged in any aspect of the Business or owns or has rights with respect to the Purchased Assets.

2.2. Authority. Seller has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to sell and transfer (pursuant to this Agreement) the Purchased Assets. The execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party have been duly and validly authorized by the sole member and manager of Seller. This Agreement constitutes, and each of the Transaction Documents to which Seller is a party, when executed, will constitute, the valid and legally binding obligation of Seller, enforceable against Seller in accordance with their respective terms and conditions except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium laws, or other laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

3

2.3. No Conflicts. The execution and delivery by Seller of this Agreement does not, and the execution and delivery by Seller of the Transaction Documents to which it is a party, the performance by Seller of its obligations hereby and thereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of formation or limited liability company operating agreement (if any) of Seller; (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Seller or any of the Purchased Assets; or (c) except as disclosed in Section 2.3 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Seller to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Seller or any of the Purchased Assets under, any Contract or License to which Seller is a party or by which any of the Purchased Assets are bound.

2.4. Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Seller is required in connection with the execution, delivery and performance of this Agreement or any of the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

2.5. Title to Purchased Assets. Seller has good and marketable title to all of the Purchased Assets, free and clear of all Liens, except Permitted Liens.

2.6. Taxes.

(a) Tax Returns. Except as disclosed in Section 2.6(a) to the Disclosure Schedule, all Tax Returns relating to the Business or the Assets required to be filed by Seller have been duly filed on a timely basis and such Tax Returns are true, correct and complete in all respects. All Taxes relating to the Business and the Purchased Assets owed by Seller (whether or not shown on any Tax Return) have been paid. No claim has ever been made by any Governmental or Regulatory Authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction. There are no liens or security interests on any of the Assets with respect to Taxes, other than liens for Taxes not yet due and payable.

(b) No Other Tax Audits and No Tax Deficiencies. Except as set forth in Section 2.6(b) of the Disclosure Schedule, Seller’s Tax Returns relating to the Business or the Assets have never been audited by any Governmental or Regulatory Authority, nor is any such audit in process, pending, or, to Seller’s Knowledge, threatened (either in writing or verbally, formally or informally). No deficiencies exist (whether or not asserted by any Governmental or Regulatory Authority) or have been asserted (either in writing or verbally, formally or informally), or are expected to be asserted, with respect to Taxes of Seller relating to the Business and the Purchased Assets. Seller has not received notice (either in writing or verbally, formally or informally) and does not expect to receive notice that it has not filed a Tax Return or paid Taxes required to be filed or paid by it with respect to and including its taxable income or activities relating to the Business or the Purchased Assets. Seller is not a party to any action or proceeding for assessment or collection of Taxes, nor has such an action or proceeding been asserted or, to Seller’s Knowledge, threatened (either in writing or verbally, formally or informally) against Seller or the Purchased Assets.

2.7. Legal Proceedings. Except as disclosed in Section 2.7 of the Disclosure Schedule:

(a) there are no Actions or Proceedings pending or, to the Knowledge of Seller, threatened that relate to or affect the Business, the Purchased Assets or the Assumed Liabilities, including but not limited to Actions or Proceedings that could reasonably be expected to result in the issuance of an Order restraining, enjoining or

4

otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents or otherwise result in a material diminution of the benefits contemplated by this Agreement or any of theTransaction Documents;

(b) there are no facts or circumstances Known to Seller that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

(c) there are no Orders outstanding against Seller with respect to the Business, the Purchased Assets or the Assumed Liabilities.

2.8. Compliance With Laws and Orders. Seller is not, nor has it at any time within the last five (5) years been, nor has it received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to the Business or the Purchased Assets.

2.9. Intellectual Property Rights.

(a) Seller owns all right, title and interest in and to all of Company Owned Intellectual Property, free and clear of all claims and Liens (including without limitation distribution rights).

(b) Section 2.9(b) of the Disclosure Schedule contains a list of all: (i) software which the Company has licensed from third parties (other than standard off the shelf software) (the “Third Party Licenses”) that Seller is licensed or otherwise authorized by such third parties to incorporate into the Intellectual Property; and (ii) all “freeware” and “shareware” incorporated into the Intellectual Property. Each of the Third Party Licenses constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and, to Seller’s Knowledge, of each other party thereto, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium laws, or other laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies.

(c) No claims have been asserted against Seller (and Seller is not aware of any claims that are likely to be asserted against Seller or which have been asserted against others) by any person challenging Seller’s use or distribution of any patents, trademarks, trade names, copyrights, trade secrets, software, technology, know-how or processes related to the Purchased Assets or challenging or questioning the validity or effectiveness of any license or agreement relating thereto (including, without limitation, the Third Party Licenses). To the Knowledge of Seller, there is no valid basis for any claim of the type specified in the immediately preceding sentence that could in any material way relate to or interfere with the continued enhancement and exploitation by Purchaser of any of the Company Owned Intellectual Property.

(d) To the Knowledge of Seller, none of the Purchased Assets or the use of the Intellectual Property by Seller in the conduct of the Business as currently conducted infringes on the rights of, constitutes misappropriation of, or involves unfair competition with respect to, any proprietary information or intangible property right of any third person or entity, including without limitation any patent, trade secret, copyright, trademark or trade name.

(e) Except as disclosed in Section 2.9(e) of the Disclosure Schedule, Seller has not granted any third party any right or license to reproduce, distribute, market or exploit any of the Intellectual Property or any adaptations, translations, or derivative works based on the Intellectual Property or any portion thereof.

(f) All designs, drawings, specifications, source code, object code, documentation, flow charts and diagrams incorporating, embodying or reflecting any of the Company Owned Intellectual Property at any stage of their development were written, developed and created solely and exclusively by employees of Tangible Software, Inc. (who assigned such Intellectual Property to Seller) without the assistance of any third party, or were created by third parties who assigned ownership of their rights to Tangible Software, Inc. or Seller in valid and enforceable agreements.

5

(g) To the Knowledge of Seller, each person currently or formerly engaged by Seller (including independent contractors, if any) that has or had access to confidential information of Seller relating to the Company Owned Intellectual Property has executed a confidentiality and non-disclosure agreement in the form previously provided to counsel for Purchaser. Such confidentiality and non-disclosure agreements constitute valid and binding obligations of Seller and, to Seller’s Knowledge, such person, enforceable in accordance with their respective terms, except as enforceability may be limited by general equitable principles or the exercise of judicial discretion in accordance with such principles.

(h) No product liability or warranty claim with respect to any products related to the Business has been communicated to or overtly threatened against Seller nor, to the Knowledge of Seller, is there any specific situation, set of facts or occurrence that provides a basis for any such claim.

2.10 Purchased Contracts.

(a) Each of the Purchased Contracts is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Seller and, to Seller’s Knowledge, of each other party thereto, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization, or moratorium laws, or other laws affecting the enforcement of creditors’ rights or by the principles governing the availability of equitable remedies. Neither Seller nor, to the Knowledge of Seller, any other party to such Purchased Contract is, or has received notice that it is, in violation or breach of or default under any such Purchased Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Purchased Contract) in any material respect.

(b) Except as disclosed in Section 2.3 of the Disclosure Schedule, the execution, delivery and performance by Seller of this Agreement and the Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (iii) result in the creation or imposition of any Lien upon Seller or any of the Purchased Assets under, any Purchased Contract.

2.11. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller directly with Purchaser without the intervention of any Person on behalf of Seller in such manner as to give rise to any valid claim by any Person for a finder’s fee, brokerage commission or similar payment.

2.13 Tax Advisors. Seller is relying solely on its own tax advisors with respect to the federal, state and local tax consequences of the transactions contemplated by this Agreement and not on any statements or representations of Purchaser or any of its agents and understands that it shall be responsible for its own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

2.14. Disclosure. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement, in each case relating to the Purchased Assets, Assumed Liabilities or the Business, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

6

ARTICLE III

REPRESENTATIONS OF FALCON AND SPEAR

Falcon and Spear jointly and severally represent and warrant to Purchaser as follows:

3.1 Investment Intent. Falcon is acquiring the Shares of Purchaser for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof in violation of the Securities Act.

3.2 Disclosure of Information. Falcon believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares. Falcon further represents that it has had an opportunity to ask questions and receive answers from Purchaser regarding the Shares and the business, properties, prospects and financial condition of Purchaser. Falcon understands that Purchaser is NOT current in its reporting requirements under the Securities Act and this will affect transferability of the Shares. Furthermore, Purchaser’s common stock may be subject to deregistration and Purchaser may be subject to penalties associated with its delinquency, thereby affecting the value of Falcon’s Shares

3.3 Investment Experience. Falcon is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

3.4 Accredited Investor. Falcon is an “accredited investor” within the meaning of the Rule 501 of Regulation D, as promulgated under the Securities Act, as presently in effect.

3.5 Restricted Securities. Falcon understands that the Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from Purchaser in a transaction not involving a public offering and that under such laws and applicable regulations such shares may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the shares must be held indefinitely. In this connection, Falcon represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act, including without limitation, the Rule 144 condition that current information about Purchaser be available to the public. Such information is NOT now available.

3.6 Further Limitations on Disposition. Without in any way limiting the representations set forth above, Falcon further agrees not to make any disposition of all or any portion of the Shares for a term of one year from the Closing Date.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller as follows:

4.1. Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Nevada. Purchaser has full corporate power and authority to enter into this Agreement and the Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

4.2. Authority. The execution and delivery by Purchaser of this Agreement and the Transaction Documents to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser, no other corporate action on the part of

7

Purchaser or its stockholders being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Transaction Documents to which it is a party, such Transaction Documents will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

4.3. No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Transaction Documents to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Transaction Documents and the consummation of the transactions contemplated hereby and thereby will not: (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Purchaser; (b) conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its Assets or Properties under, any Contract or License to which Purchaser is a party or by which any of its Assets and Properties is bound.

4.4. Governmental Approvals and Filings. No consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Transaction Documents to which it is a party or the consummation of the transactions contemplated hereby or thereby.

4.5. Legal Proceedings. There are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Transaction Documents.

4.6. Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Purchaser directly with Seller without the intervention of any Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person for a finder’s fee, brokerage commission or similar payment.

4.7 Purchaser is Not Current in Public Reporting Obligations. Purchaser is a public company subject to the reporting obligations of the Securities Exchange Act of 1934, as amended, and is NOT current in its reporting obligations thereunder. Purchaser’s Shares may be subject to deregistration and Purchaser may be subject to penalties associated with its delinquency.

ARTICLE V

POST CLOSING COVENANTS OF SELLER

Seller covenants and agrees with Purchaser that, at all times from and after the Closing Date, for the period specified herein or, if no period is specified herein, indefinitely, Seller will comply with all covenants and provisions of this Article V, except to the extent Purchaser may otherwise consent in writing

5.1. Nonsolicitation; Noncompetition

(a) Seller will not, for a period of three (3) years from the Closing Date, directly or indirectly provide the same or substantially the same services to a Competing Business anywhere in the Restricted Area, regardless of whether these services are provided as a principle, agent, consultant, or otherwise, provided, however, that mere ownership of securities having no more than one percent of the outstanding voting power of any Competing Business listed on any national

8

securities exchange or traded actively in the national over-the-counter market shall not be deemed to be in violation of this Agreement. For purposes of this Agreement, “Competing Business” shall mean the business of developing, designing, publishing, marketing, maintaining or distributing software applications which are competitive with the Company Owned Intellectual Property, and “Restricted Area” shall mean each and every market in which the Tangible Payments Division operates.

(b) Seller agrees that the restrictions encompassed by the covenants contained in this Section are necessary and reasonable in order to protect Purchaser in the utilization of the Purchased Assets.

(c) The parties hereto acknowledge and agree that any remedy at Law for any breach of the provisions of this Section would be inadequate, and Seller hereby consents to the granting by any court of an injunction or other equitable relief, without the necessity of actual monetary loss being proved, in order that the breach or threatened breach of such provisions may be effectively restrained.

5.2. Confidentiality; Enforcement of Contracts. Except as expressly permitted under this Agreement, Seller agrees that it will not make use of, disseminate or in any way disclose any information relating to or included in the Purchased Assets, including but not limited to the software, know-how, trade secrets and algorithms included in the Purchased Assets. Seller will immediately give notice to Purchaser of any unauthorized use or disclosure of such information.

5.3 Name Change. Seller will, as soon as reasonably practicable after Closing, file with the Maryland State Department of Assessments and Taxation an amendment to the Articles of Organization of Seller changing the name of Seller to a new name which does not include the words “Tangible Payments” or a words similar thereto and which will not suggest, directly or indirectly, that Seller retains any interest in the Purchased Assets.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF PURCHASER AND SELLER

6.1 Obligations of Purchaser. The obligations of Purchaser hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

(a) Performance. Seller shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Seller at or before the Closing.

(b) Officer’s Certificate of Seller. Seller shall have delivered to Purchaser a certificate, dated the Closing Date, executed by the sole Member of Seller in the form attached hereto as Exhibit E.

(c) Deliveries. Seller shall have delivered to Purchaser the Transaction Documents to which it is a party.

(d) Proceedings. All proceedings to be taken on the part of Seller in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and Purchaser shall have received copies of all such documents and other evidences as Purchaser may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

6.2 Obligations of Seller. The obligations of Seller hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Seller in its sole discretion):

9

(a) Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

(b) Officer’s Certificate of Purchaser. Purchaser shall have delivered to Seller a certificate, dated the Closing Date and executed by the President of Purchaser, substantially in the form and to the effect of Exhibit F hereto.

(c) Deliveries. Purchaser shall have delivered to Seller a certificate for the Shares and the Transaction Documents to which it is a party.

(d) Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Seller, and Seller shall have received copies of all such documents and other evidences as Seller may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

ARTICLE VII

SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS

Notwithstanding any right of Purchaser (whether or not exercised) to investigate the Business or the Assets or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Seller and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations, warranties, covenants and agreements of Seller and Purchaser contained in this Agreement will survive the Closing (i) with respect to the representations and warranties contained in Section 2.9, for a period of seven (7) years from the Closing Date or (ii) with respect to all other representations, warranties, covenants and agreements, for a period of eighteen (18) months from the Closing Date, except that any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (i) or (ii) above will continue to survive if a claim for indemnity shall have been made under Article VIII on or prior to such termination date, until such claim has been satisfied or otherwise resolved.

ARTICLE VIII

INDEMNIFICATION

8.1. Indemnification.

(a) Subject to the other Sections of this Article VIII, Seller shall indemnify Purchaser Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Seller contained in this Agreement, (ii) any claim or action brought against Purchaser which alleges that the Company Owned Intellectual Property infringes any patent, copyright, trade secret or other intellectual property right of any other person or entity or (iii) an Excluded Liability.

(b) Subject to the other Sections of this Article VIII, Purchaser shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any misrepresentation, breach of warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Purchaser contained in this Agreement or (ii) an Assumed Liability.

10

(c) Any claim for indemnification hereunder must be brought within the applicable limitations period listed below:

(i) any claim for indemnification hereunder with respect to an alleged infringement by Company Owned Intellectual Property must be brought on or before 11:59 p.m (Eastern Time) on the seventh anniversary of the Closing Date; and

(ii) any other claim for indemnification hereunder must be brought on or before 11:59 p.m (Eastern Time) on the eighteen (18) month anniversary of the Closing Date.

8.2. Indemnification Procedures.

(a) In the case of any claim asserted by a third party against the Indemnified Party, a Claim Notice shall be given by the Indemnified Party to the Indemnifying Party promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and the Indemnified Party shall permit the Indemnifying Party (at the expense of such Indemnifying Party) to assume the defense of any claim or any litigation resulting therefrom; provided, that (i) counsel for the Indemnifying Party who shall conduct the defense of such claim or litigation shall be reasonably satisfactory to the Indemnified Party, and the Indemnified Party may participate in such defense at such Indemnified Party’s expense, and (ii) the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of actual notice to the Indemnifying Party and such Indemnifying Party is materially prejudiced as a result of such failure to give notice.

(b) In the event that the Indemnified Party shall in good faith determine that it may have available to it one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect of such claim or any litigation relating thereto, the Indemnified Party shall have the right at all times to take over and assume control over the defense, settlement, negotiations or litigation relating to any such claim at the sole cost of the Indemnifying Party.

(c) In the event that the Indemnifying Party does not accept the defense of any matter as above provided, the Indemnified Party shall have the full right to defend against any such claim or demand, and shall be entitled to settle or agree to pay in full such claim or demand.

(d) Notwithstanding anything to the contrary in this Section 8.2: (i) except with the prior written consent of the Indemnified Party, no Indemnifying Party, in the defense of any such claim or litigation, shall consent to entry of any judgment or enter into any settlement that provides for injunctive or other monetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof of the giving by each claimant or plaintiff to such Indemnified Party of a release from all Liability with respect to such claim or litigation; (ii) in the event that the Indemnified Party takes over and assumes control of the defense of any claim, the Indemnified Party shall not settle such claim or litigation without the prior written consent of the Indemnifying Party, (which consent may not be unreasonably withheld, conditioned or delayed); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any claim that has matured by an Order, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss.

(e) In any event, Seller and Purchaser shall cooperate in the defense of any claim or litigation subject to this Article 8 and the records of each shall be available to the other with respect to such defense.

11

8.3 Right of Offset.

The indemnification obligations set forth in this Article VIII may be satisfied in whole, or in part, by offset against obligations of Purchaser hereunder and against any obligation of Purchaser to issue Purchaser stock to Spear under any employment agreement between Purchaser and Spear.

ARTICLE IX

DEFINITIONS

9.1. Definitions.

(a) Defined terms. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section of this Agreement as set forth below adjacent to such terms:

Term	Section of the Agreement Where Defined
“Agreement”	Preamble
“Assumed Liabilities”	Section 1.2(a)
“Business”	Recitals
“Closing”	Section 1.3
“Closing Date”	Preamble
“Competing Business”	Section 5.1
“Earn Out Payment”	Section 1.3
“Excluded Assets”	Section 1.1
“Excluded Liabilities”	Section 1.2(b)
“Falcon”	Preamble
“Purchased Assets”	Section 1.1
“Purchased Contracts”	Section 1.1
“Seller”	Preamble
“Shares”	Section 1.3
“Spear”	Preamble

(b) As used in this Agreement, the following defined terms have the meanings indicated below:

“Actions or Proceedings” means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

“Affiliate” means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

“Assets and Properties” of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

12

“Associate” means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

”Business Day” means a day other than Saturday, Sunday or any day on which banks located in the location of Seller’s principal executive offices and location of Purchaser’s principal executive offices are authorized or obligated to close.

“Claim Notice” means written notification pursuant to Section 8.2 of a Third Party Claim as to which indemnity under Section 8.1 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party’s claim against the Indemnifying Party, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such Third Party Claim.

“Company Owned Intellectual Property” means Intellectual Property owned by the Company.

“Contract” means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

“Disclosure Schedule” means the disclosure schedules delivered to Purchaser by Seller herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Seller pursuant to this Agreement.

“Equity Investment” means the issuance by Purchaser of equity of Purchaser or a security exchangeable or convertible into equity of Purchaser issued in a financing transaction for the purpose of raising capital. For clarity, Equity Investments exclude strategic investments, securities issued for in lieu of cash for services, securities issued under any existing agreement (or upon conversion of any outstanding security or agreement), and securities issued to employees, officers, directors or consultants as incentive compensation for services.

“Governmental or Regulatory Authority” means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

“Indebtedness” of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

“Indemnified Party” means any Person claiming indemnification under any provision of Article VIII, including without limitation a Person asserting a claim pursuant to Section 8.2(c).

“Indemnifying Party” means any Person against whom a claim for indemnification is being asserted under any provision of Article VIII, including without limitation a Person against whom a claim is asserted pursuant to Section 8.2(c).

“Indemnity Notice” means written notification pursuant to Section 8.2(b) of a claim for indemnity under Article VIII by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably ascertainable, the estimated amount, determined in good faith, of such claim.

13

“Intellectual Property” means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, algorithms, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information, manufacturing, engineering and technical drawings, know-how, archival data, tapes, programs and documentation and all pending applications for and registrations of patents, trademarks, service marks and copyrights.

“Investment Assets” means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Seller (other than trade receivables generated in the ordinary course of business of Seller).

“Knowledge of ” or “Known to” means the knowledge of any officer or director or manager.

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

“Liabilities” means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

“Liens” means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

“Loss” means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment), but not including any punitive damages.

“Net Profit” means the revenues of related to the Company Owned Intellectual Property minus the direct expenses related to the such revenues.

“Order” means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

“Permitted Lien” means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent, and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business.

“Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

“Property” or “Properties” means Intellectual Property, Tangible Personal Property and property subject to Personal Property Leases.

“Purchaser Indemnified Parties” means Purchaser and its officers, directors, employees, agents and Affiliates.

“Registrations” means all Registrations, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

14

“SEC” means the Securities and Exchange Commission.

”Seller Indemnified Parties” means Seller and its officers, directors, employees, managers, agents and Affiliates.

“Tangible Payments Division” means the operations of Purchaser related to the Company Owned Intellectual Property.

“Tax Returns” means shall mean any return, declaration, report, estimates, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, covering or relating to the Assets or the Business.

“Taxes” means shall mean any federal, provincial, territorial, local, or foreign income, profits, gross receipts, capital gains taxes, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, Business Registration, occupation, value added, goods and service, alternative or add-on minimum, estimated, or other tax or governmental charge of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, relating to the Assets or the Business.

“Transaction Documents” means, collectively, this Agreement, the exhibits and schedules to this Agreement, the Disclosure Schedules, and the documents executed and delivered by the Parties pursuant to Section 1.4.

“Transfer Taxes” shall mean all sales taxes, use taxes, conveyance taxes, transfer taxes, filing fees, recording fees, reporting fees and other similar duties, taxes and fees, if any, imposed upon, or resulting from, the transfer of the Assets hereunder, except for federal, state or local income or similar taxes based upon or measured by revenue, income, profit or gain from the transfer of the Assets or the operation of the Business prior to the Closing or by any increase in the value of any of the Assets through the Closing Date.

ARTICLE X

MISCELLANEOUS

10.1 Survival. Except as otherwise expressly provided herein, the provisions of any Section or Article by it terms intended to survive the execution and delivery of this Agreement and the completion of the transactions contemplated herein shall survive indefinitely.

10.2 Fees and Expenses. All costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

10.3 Waivers and Amendment. Any waiver of any term or condition, or any amendment or supplementation of this Agreement shall be effective only if in writing and signed by all of the parties. A waiver of any breach of any of the terms or conditions of this Agreement shall not in any way be construed as a waiver of any subsequent breach.

10.4 Notices. All notices and other communications which are required or permitted hereunder shall be in writing and shall be deemed given if delivered personally, sent by an overnight courier service, such as Federal Express, registered or certified mail, postage prepaid facisimile or email (in portable document format) to the parties at their principal place of business(or at such other address for a party as shall be specified by like notice). All notices and other communications given to any party hereto in accordance with the provisions of Agreement shall be deemed to have been given (i) in the case of notices and other communications delivered by hand or reputable

15

national overnight courier service, upon the earlier of actual receipt thereof or tender and rejection by the intended recipient, (ii) in the case of notices and other communications delivered by certified or registered mail, upon the earlier of actual delivery and the third Business Day after the date deposited in the U.S. mail with postage prepaid and properly addressed, and (iii) when delivered in person or by facsimile or electronic mail (with affirmative confirmation of receipt), provided that if a notice or other communication would be deemed to have been given in accordance with the foregoing at any time other than during the recipient’s normal business hours on a Business Day for such recipient, such notice or other communication shall be deemed given on the next succeeding Business Day for such recipient. Any Party may by notice in accordance with the terms of this Section 10.4 change the address to which notices or other communications to it are to be delivered or mailed.

10.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall be binding on all the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart. Further, executed copies of this Agreement delivered by facsimile or email transmission shall be deemed an original signed copy of this Agreement.

10.6 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Transaction Documents, contain the entire agreement between the parties with respect to the transactions contemplated by this Agreement and supersede all prior arrangements or understandings with respect thereto.

10.7 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

10.8 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota (or United States federal law, to the extent applicable) without giving effect to the principles of conflicts of law thereof. Each party agrees and submits to the exclusive jurisdiction of the state and federal courts sitting in Hennepin, County, State of Minnesota in any action or proceeding arising out of or relating to this Agreement.

10.9 Election of Remedies. Neither the exercise of nor the failure to exercise a right of set-off or to give notice of a claim under this Agreement will constitute an election of remedies or limit the parties in any manner in the enforcement of any other remedies that may be available to any of them, whether at law or in equity.

10.10 Assignment. Except as otherwise provided in this Agreement, neither this Agreement not any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written content of the other parties, except that Purchaser may assign, in its sole discretion, any or all of its rights and interests hereunder to any direct or indirect wholly owned Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

10.11 Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

16

10.12 Ambiguity. Each party has been represented by its own attorney(ies) during the course of the transactions contemplated by this Agreement. Any ambiguity in this Agreement will not be construed against any party by reason that such party or its legal representative drafted that provision.

10.13 Construction. Unless the context of this Agreement clearly requires otherwise: (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) references to one gender include all genders, (c) “or” has the inclusive meaning frequently identified with the phrase “and/or,” (d) “including” has the inclusive meaning frequently identified with the phrase “including but not limited to” or “including without limitation,” (e) references to “hereunder,” “herein” or “hereof” relate to this Agreement as a whole, (f) the term “ordinary course of business” means the ordinary course of business of Seller in connection with the Business consistent with past practice, and (g) the terms “dollars” and “$” refer to United States dollars. Article, Section, subsection, exhibit and paragraph references are to this Agreement as originally executed unless otherwise specified. Any reference herein to any statute, rule, regulation or agreement, including this Agreement, shall be deemed to include such statute, rule, regulation or agreement as it may be modified, varied, amended or supplemented from time to time. Any reference herein to any person shall be deemed to include the heirs, legal representatives, successors, executors, administrators and permitted assigns of such person. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.

10.14. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VIII.

10.15. Invalid Provisions. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

10.10 Attorney’s Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys’ fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

[signatures on next page]

17

IN WITNESS WHEREOF, Purchaser and Seller have caused this Asset Purchase Agreement to be executed as of the date first written above.

VERITEC, INC.,
a Nevada corporation

Name: Van Tran
Title: Chief Executive Officer

TANGIBLE PAYMENTS, LLC
a Maryland limited liability company

By Falcon Financial Industries, LLC, sole member

By:
Name: Timothy M. Spear

FALCON FINANCIAL INDUSTRIES, LLC
a Maryland limited liability company

By:
Name: Timothy M. Spear
Title: Sole Member

Timothy M. Spear,
an individual

Timothy M. Spear

18

EXHIBITS

Exhibit A	Intellectual Property

Exhibit B	Purchased Contracts

Exhibit C	Bill of Sale

Exhibit D	Assignment and Assumption Agreement

Exhibit E	Officer’s Certificate of Seller

Exhibit F	Officer’s Certificate of Purchaser

19